Exhibit 99.1

NEWS

CONTACT:	Jeff Schweitzer UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2458, schweitzerj@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS SECOND QUARTER EARNINGS

SOUDERTON, Pa., July 25, 2012 – Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and small ticket leasing subsidiaries, today announced financial results for the quarter ended June 30, 2012. Univest reported net income of $4.8 million or $0.28 diluted earnings per share for the quarter ended June 30, 2012, a 5% increase in net income compared to $4.5 million or $0.27 diluted earnings per share for the quarter ended June 30, 2011. Net income for the six months ended June 30, 2012 was $10.0 million or $0.60 diluted earnings per share, compared to $8.4 million or $0.50 diluted earnings per share for the comparable period in the prior year.

Loans

Gross loans and leases increased $5.6 million from March 31, 2012, $19.0 million from December 31, 2011 and $26.7 million from June 30, 2011.The growth in loans occurred primarily in the commercial and residential mortgage categories. While the Corporation continued to see increased loan activity in the first six months of 2012, overall credit demand and utilization of lines by businesses and consumers remained light as a result of the prolonged challenging economic environment.

Deposits

Total deposits increased $13.9 million from March 31, 2012, decreased $5.3 million from December 31, 2011 and increased $122.6 million from June 30, 2011. Deposits, excluding public funds, grew $38.1 million from March 31, 2012 and $102.1 million from June 30, 2011; the growth from December 31, 2011 of $51.2 million was offset by a decrease in public funds of $56.5 million. This continued growth, excluding public funds, was primarily due to new customers choosing Univest.

Net Interest Income and Margin

Net interest income decreased $834 thousand or 4% to $18.1 million in the second quarter of 2012 compared to the second quarter of 2011. The net interest margin on a tax-equivalent basis for the second quarter of 2012 was 3.97%, compared to 3.95% during the first quarter of 2012, and down from 4.24% in the second quarter of 2011. Net interest income decreased $1.5 million or 4% to $36.3 million for the six months ended June 30, 2012 compared to the same period in 2011. The net interest margin on a tax-equivalent basis for the six months ended June 30, 2012 was 3.96% compared to 4.24% for the six months ended June 30, 2011.

The declines in net interest income and the net interest margin were primarily due to the re-investment of maturing and called investment securities with lower yielding investments, as a result of the lower interest rate environment and lower rates on commercial loans due to re-pricing and competitive pressures. The decline in net interest income and the net interest margin was partially offset by re-pricing of certificates of deposits and savings account products. The net interest margin also declined from excess cash funds invested in low rate, interest-earning deposits as credit demand remains light and the Corporation continues to keep the investment portfolio short-term. Average year-to-date, interest-earning deposits with the Federal Reserve Bank increased $41.5 million from the comparable period in the prior year.

Non-Interest Income

Non-interest income for the quarter ended June 30, 2012 was $8.0 million, a decrease of $696 thousand or 8% from the comparable period in the prior year. The second quarter of 2012 included a fair value write-down on one other real estate owned property of $1.1 million based upon the current appraised value of the commercial property. During the second quarter of 2011, the net loss on sales and write-downs of other real estate owned was $265 thousand. Service charges on deposits declined $277 thousand during the second quarter of 2012 from the same period in 2011. This decline is primarily due to changes in industry practices to benefit consumers related to non-sufficient funds and overdraft fees, which were implemented in July 2011. In addition, the net gain on sales of securities was $24 thousand for the second quarter of 2012 compared to $569 thousand during the second quarter of 2011. Partially offsetting these unfavorable variances was an increase in the net gain on mortgage banking activities of $746 thousand which was primarily attributed to stronger mortgage demand from increased re-finance activity.

Non-interest income for the six months ended June 30, 2012 was $19.0 million, an increase of $2.6 million or 16% compared to $16.5 million for the six months ended June 30, 2011. The increase was primarily attributable to an increase in the net gain on mortgage banking activities of $2.0 million due to stronger mortgage demand from increased re-finance activity and proceeds from bank owned life insurance death benefits of $989 thousand recognized during the first quarter of 2012. These favorable variances were partially offset by an increase in the net loss on sales and write-downs of other real estate owned of $485 thousand and a decline in service charges on deposits of $513 thousand. The decline in service charges on deposits is primarily due to changes in industry practices to benefit consumers.

Non-Interest Expense

Non-interest expense for the second quarter of 2012 was $18.6 million, an increase of $2.2 million or 14% compared to the second quarter of 2011. Salaries and benefits expense increased $1.1 million primarily due to higher commissions related to increased mortgage banking activities, increased employee incentives and annual performance increases. Additionally, non-interest expense increased due to higher advertising, loan workout and equipment expenses.

Non-interest expense for the six months ended June 30, 2012 was $37.5 million, an increase of $4.4 million or 13% compared to the six months ended June 30, 2011. Salaries and benefits expense increased $3.7 million primarily due to higher commissions related to increased mortgage banking activities, increased employee incentives, annual performance increases and lower deferred loan origination costs. Additionally, non-interest expense increased due to higher loan workout and equipment expenses. The increases for the year-to-date were partially offset by a decline in deposit insurance premiums of $267 thousand mainly due to the amended assessment calculation requirement through the FDIC rule implemented April 1, 2011. The payment was formerly based on deposits whereas the rule change now bases the payment on the average consolidated total assets less average tangible equity.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $36.8 million at June 30, 2012 from $38.2 million at December 31, 2011 and $43.5 million at June 30, 2011. The decrease in non-accrual loans was mainly due to charge-offs and pay-downs exceeding additions to non-accrual loans. Net loan and lease charge-offs were $1.4 million during the second quarter of 2012 compared to $5.8 million for the second quarter of 2011. For the six months ended June 30, 2012, net loan and lease charge-offs were $4.8 million compared to $9.0 million for the six months ended June 30, 2011. The decrease in net charge-offs was primarily due to a higher level of commercial real estate and commercial business loan charge-offs during the second quarter of 2011 related to several large credit relationships.

Nonperforming loans and leases as a percentage of total loans and leases were 3.05% at June 30, 2012 compared to 2.94% at December 31, 2011 and 3.42% at June 30, 2011. Other real estate owned decreased to $3.9 million, consisting of three properties at June 30, 2012, down from $6.6 million at December 31, 2011 and $5.0 million at June 30, 2011. During the second quarter of 2012, one commercial property was written down to its updated appraised value, resulting in an impairment charge of $1.1 million. During the first quarter of 2012, one commercial property with a carrying value of $1.3 million was sold for $1.5 million resulting in a gain on sale of $210 thousand.

The provision for loan and lease losses declined to $1.3 million for the second quarter of 2012 compared to $5.6 million for the quarter ended June 30, 2011. The decline in the provision was primarily the result of the migration and resolution of loans through the loan workout process and a decrease in historical loss factors for commercial real estate loans. The allowance for loan and lease losses as a percentage of total loans and leases was 2.08% at June 30, 2012 compared to 2.07% at December 31, 2011 and 2.27% at June 30, 2011. The allowance for loan and lease losses to nonperforming loans and leases equaled 68.18% at June 30, 2012, compared to 70.34% at December 31, 2011 and 66.26% at June 30, 2011.

Capital

Univest continues to remain well-capitalized at June 30, 2012. Univest’s total risk-based capital at June 30, 2012 was 15.64%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.

During the quarter, Univest deployed $386 thousand of capital to repurchase 24,816 shares of common stock through the stock repurchase program. Maximum shares available for future repurchases through the plan at June 30, 2012 was 541,929. Total shares outstanding at June 30, 2012 were 16,759,893.

Dividend

On July 2, 2012, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.75% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation

Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.

# # #

This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2012

(Dollars in thousands)

Balance Sheet (Period End)	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11
Assets	$2,188,727	$2,192,164	$2,206,839	$2,174,127	$2,058,377
Securities	439,092	451,433	471,165	412,340	418,020
Loans held for sale	1,333	2,535	3,157	1,724	2,102
Loans and leases, gross	1,465,449	1,459,830	1,446,406	1,436,411	1,438,707
Allowance for loan and lease losses	30,502	30,597	29,870	31,002	32,601
Loans and leases, net	1,434,947	1,429,233	1,416,536	1,405,409	1,406,106
Total deposits	1,743,922	1,730,030	1,749,232	1,725,063	1,621,294
Non-interest bearing deposits	334,828	307,769	304,006	275,930	277,515
NOW, money market and savings	1,052,217	1,029,145	1,036,726	1,016,651	967,554
Time deposits	356,877	393,116	408,500	432,482	376,225
Borrowings	121,878	144,208	137,234	135,490	127,689
Shareholders’ equity	277,316	275,525	272,979	275,099	273,022

Balance Sheet (Average)	For the three months ended,					For the six months ended,
	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11	06/30/12	06/30/11
Assets	$2,173,698	$2,180,451	$2,174,857	$2,113,446	$2,096,173	$2,177,119	$2,101,074
Securities	450,482	457,511	423,657	409,376	439,606	453,997	442,120
Loans and leases, gross	1,460,275	1,457,320	1,435,173	1,445,344	1,451,076	1,458,797	1,456,029
Deposits	1,726,441	1,724,310	1,727,861	1,672,452	1,655,812	1,725,376	1,662,899
Shareholders’ equity	277,621	275,071	276,114	275,502	272,952	276,346	270,661

Asset Quality Data (Period End)	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$36,762	$36,270	$38,207	$38,180	$43,513
Accruing loans and leases 90 days or more past due	384	523	365	449	659
Accruing troubled debt restructured loans and leases	7,591	7,301	3,893	3,925	5,028
Other real estate owned	3,922	4,993	6,600	7,711	4,952
Nonperforming assets	48,659	49,087	49,065	50,265	54,152
Allowance for loan and lease losses	30,502	30,597	29,870	31,002	32,601
Nonperforming loans and leases / Loans and leases	3.05%	3.02%	2.94%	2.96%	3.42%
Allowance for loan and lease losses / Loans and leases	2.08%	2.10%	2.07%	2.16%	2.27%
Allowance for loan and lease losses / Nonperforming loans	68.18%	69.39%	70.34%	72.85%	66.26%

	For the three months ended,					For the six months ended,
	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11	06/30/12	06/30/11
Net loan and lease charge-offs	$1,438	$3,373	$4,272	$5,248	$5,759	$4,811	$8,987
Net loan and lease charge-offs (annualized)/Average loans and leases	0.40%	0.93%	1.18%	1.44%	1.59%	0.66%	1.24%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2012

(Dollars in thousands, except per share data)

	For the three months ended,					For the six months ended,
For the period:	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11	06/30/12	06/30/11
Interest income	$20,258	$20,431	$20,821	$21,237	$21,704	$40,689	$43,410
Interest expense	2,111	2,267	2,487	2,621	2,723	4,378	5,620

Net interest income	18,147	18,164	18,334	18,616	18,981	36,311	37,790
Provision for loan and lease losses	1,343	4,100	3,140	3,649	5,556	5,443	10,690

Net interest income after provision	16,804	14,064	15,194	14,967	13,425	30,868	27,100
Noninterest income:
Trust fee income	1,625	1,625	1,469	1,625	1,625	3,250	3,250
Service charges on deposit accounts	1,079	1,100	1,147	1,218	1,356	2,179	2,692
Investment advisory commission and fee income	1,350	1,256	1,778	1,239	1,194	2,606	2,356
Insurance commissions and fee income	2,057	2,267	1,674	1,787	2,072	4,324	4,272
Bank owned life insurance income	336	1,506	502	554	268	1,842	612
Other-than-temporary impairment	(6)	(3)	(5)	(1)	(3)	(9)	(10)
Net gain on sales of securities	24	258	—	848	569	282	569
Net gain on mortgage banking activities	1,074	1,272	652	913	328	2,346	303
Other income	461	1,740	1,761	791	1,287	2,201	2,411

Total noninterest income	8,000	11,021	8,978	8,974	8,696	19,021	16,455
Noninterest expense
Salaries and benefits	10,733	11,563	9,725	9,888	9,634	22,296	18,617
Premises and equipment	2,513	2,428	2,544	2,387	2,326	4,941	4,853
Deposit insurance premiums	429	444	457	442	427	873	1,140
Other expense	4,961	4,441	4,837	4,578	4,019	9,402	8,542

Total noninterest expense	18,636	18,876	17,563	17,295	16,406	37,512	33,152

Income before taxes	6,168	6,209	6,609	6,646	5,715	12,377	10,403
Applicable income taxes	1,405	946	1,349	1,402	1,199	2,351	2,025

Net income	$4,763	$5,263	$5,260	$5,244	$4,516	$10,026	$8,378

Per Common Share Data:
Book value per share	$16.55	$16.42	$16.34	$16.45	$16.27	$16.55	$16.27
Net income per share:
Basic	$0.28	$0.31	$0.32	$0.31	$0.27	$0.60	$0.50
Diluted	$0.28	$0.31	$0.32	$0.31	$0.27	$0.60	$0.50
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	16,770,290	16,749,134	16,716,160	16,770,741	16,771,969	16,759,712	16,742,434
Period end shares outstanding	16,759,893	16,780,416	16,702,376	16,727,099	16,777,379	16,759,893	16,777,379

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

June 30, 2012

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	06/30/12	03/31/12	12/31/11	09/30/11	06/30/11	06/30/12	06/30/11
Return on average assets	0.88%	0.97%	0.96%	0.98%	0.86%	0.93%	0.80%
Return on average shareholders’ equity	6.90%	7.70%	7.56%	7.55%	6.64%	7.30%	6.24%
Net interest margin (FTE)	3.97%	3.95%	3.96%	4.15%	4.24%	3.96%	4.24%
Efficiency ratio (1)	67.60%	60.46%	60.87%	59.35%	56.47%	63.80%	58.15%

Capitalization Ratios

Dividends paid to net income	70.48%	63.63%	63.48%	64.00%	74.27%	66.89%	79.82%
Shareholders’ equity to assets (Period End)	12.67%	12.57%	12.37%	12.65%	13.26%	12.67%	13.26%
Tangible common equity to tangible assets	10.11%	10.18%	10.00%	10.34%	10.80%	10.11%	10.80%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.57%	11.64%	11.53%	11.84%	11.87%	11.57%	11.87%
Tier 1 risk-based capital ratio	14.38%	14.50%	14.29%	14.73%	14.96%	14.38%	14.96%
Total risk-based capital ratio	15.64%	15.76%	15.56%	16.00%	16.25%	15.64%	16.25%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Three Months Ended June 30,
Tax Equivalent Basis	2012			2011
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$54,443	$38	0.28%	$19,401	$12	0.25%
U.S. Government obligations	141,142	492	1.40	153,239	639	1.67
Obligations of state and political subdivisions	120,350	1,688	5.64	110,187	1,712	6.23
Other debt and equity securities	188,990	989	2.10	176,180	1,527	3.48

Total interest-earning deposits and investments	504,925	3,207	2.55	459,007	3,890	3.40

Commercial, financial, and agricultural loans	442,385	4,786	4.35	431,427	4,947	4.60
Real estate—commercial and construction loans	530,163	6,949	5.27	541,862	7,399	5.48
Real estate—residential loans	249,456	2,597	4.19	245,996	2,757	4.50
Loans to individuals	43,931	624	5.71	41,924	597	5.71
Municipal loans and leases	137,165	1,881	5.52	129,149	1,856	5.76
Lease financings	57,175	1,457	10.25	60,718	1,491	9.85

Gross loans and leases	1,460,275	18,294	5.04	1,451,076	19,047	5.26

Total interest-earning assets	1,965,200	21,501	4.40	1,910,083	22,937	4.82

Cash and due from banks	37,518			29,706
Reserve for loan and lease losses	(31,849)			(33,995)
Premises and equipment, net	34,395			34,302
Other assets	168,434			156,077

Total assets	$2,173,698			$2,096,173

Liabilities:
Interest-bearing checking deposits	$232,471	$41	0.07	$210,487	$59	0.11
Money market savings	309,712	122	0.16	277,420	174	0.25
Regular savings	503,481	183	0.15	481,312	374	0.31
Time deposits	364,306	1,308	1.44	405,829	1,683	1.66

Total time and interest-bearing deposits	1,409,970	1,654	0.47	1,375,048	2,290	0.67

Short-term borrowings	108,233	156	0.58	104,591	80	0.31
Long-term debt	—	—	—	5,000	47	3.77
Subordinated notes and capital securities	22,111	301	5.48	23,619	306	5.20

Total borrowings	130,344	457	1.41	133,210	433	1.30

Total interest-bearing liabilities	1,540,314	2,111	0.55	1,508,258	2,723	0.72

Demand deposits, non-interest bearing	316,471			280,764
Accrued expenses and other liabilities	39,292			34,199

Total liabilities	1,896,077			1,823,221

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,328			61,469
Retained earnings and other equity	124,961			120,151

Total shareholders’ equity	277,621			272,952

Total liabilities and shareholders’ equity	$2,173,698			$2,096,173

Net interest income		$19,390			$20,214

Net interest spread			3.85			4.10
Effect of net interest-free funding sources			0.12			0.14

Net interest margin			3.97%			4.24%

Ratio of average interest-earning assets to average interest-bearing liabilities	127.58%			126.64%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.
N/M —Not meaningful

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential

	For the Six Months Ended June 30,
Tax Equivalent Basis	2012			2011
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$56,948	$76	0.27%	$12,876	$15	0.23%
U.S. Government obligations	144,144	1,011	1.41	161,900	1,356	1.69
Obligations of state and political subdivisions	118,634	3,396	5.76	109,610	3,433	6.32
Other debt and equity securities	191,219	2,223	2.34	170,610	3,056	3.61

Total interest-earning deposits and investments	510,945	6,706	2.64	454,996	7,860	3.48

Commercial, financial, and agricultural loans	441,646	9,528	4.34	430,039	10,118	4.74
Real estate—commercial and construction loans	532,121	13,937	5.27	550,038	14,650	5.37
Real estate—residential loans	248,375	5,202	4.21	245,155	5,398	4.44
Loans to individuals	44,214	1,254	5.70	42,464	1,223	5.81
Municipal loans and leases	135,891	3,702	5.48	126,021	3,610	5.78
Lease financings	56,550	2,829	10.06	62,312	2,986	9.66

Gross loans and leases	1,458,797	36,452	5.03	1,456,029	37,985	5.26

Total interest-earning assets	1,969,742	43,158	4.41	1,911,025	45,845	4.84

Cash and due from banks	36,237			32,886
Reserve for loan and lease losses	(31,878)			(33,203)
Premises and equipment, net	34,347			34,462
Other assets	168,671			155,904

Total assets	$2,177,119			$2,101,074

Liabilities:
Interest-bearing checking deposits	$226,416	$98	0.09	$201,630	$123	0.12
Money market savings	310,295	270	0.17	293,022	375	0.26
Regular savings	501,026	447	0.18	481,358	837	0.35
Time deposits	382,370	2,692	1.42	408,416	3,421	1.69

Total time and interest-bearing deposits	1,420,107	3,507	0.50	1,384,426	4,756	0.69

Short-term borrowings	113,244	262	0.47	105,647	160	0.31
Long-term debt	220	4	3.66	5,000	94	3.79
Subordinated notes and capital securities	22,298	605	5.46	23,805	610	5.17

Total borrowings	135,762	871	1.29	134,452	864	1.30

Total interest-bearing liabilities	1,555,869	4,378	0.57	1,518,878	5,620	0.75

Demand deposits, non-interest bearing	305,269			278,473
Accrued expenses and other liabilities	39,635			33,062

Total liabilities	1,900,773			1,830,413

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,365			61,441
Retained earnings and other equity	123,649			117,888

Total shareholders’ equity	276,346			270,661

Total liabilities and shareholders’ equity	$2,177,119			$2,101,074

Net interest income		$38,780			$40,225

Net interest spread			3.84			4.09
Effect of net interest-free funding sources			0.12			0.15%

Net interest margin			3.96%			4.24

Ratio of average interest-earning assets to average interest-bearing liabilities	126.60%			125.82%

Notes:

For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the six months ended June 30, 2012 and 2011 have been calculated using the Corporation’s federal applicable rate of 35.0%.